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                                                                    EXHIBIT 23.1

                                                                 (DELOITTE LOGO)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT
-----------------------------------------------------
We consent to the use in this Registration Statement of CPFL Energia S.A. on Form F-1 of our report dated May 12, 2004 (except for the matters discussed in Notes 21 and 32(g), as to which the dates are August 13 and June 15, 2004, respectively) appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

August 20, 2004


/s/ Deloitte Touche Tohmatsu

                                                                 (DELOITTE LOGO)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT
-----------------------------------------------------
We consent to the use in this Registration Statement of CPFL Energia S.A. on Form F-1 of our report dated January 25, 2002 (except for the matter discussed in Note 22, as to which the date is March 13, 2002) on Rio Grande Energia S.A. individual and consolidated financial statements as of December 31, 2001 appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading and "Experts" in such Prospectus.

August 20, 2004

/s/ Deloitte Touche Tohmatsu